UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2019

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 660-5610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

The information set forth in Item 7.01 under the heading “Preliminary Operating Results for the Quarter Ended March 31, 2019” is incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure

Entercom Communications Corp. (NYSE: ETM) (“we” or the “Company”), a leading media and entertainment company and the 2nd largest radio broadcaster in the United States, announced today that Entercom Media Corp. (formerly CBS Radio Inc.) (the “Issuer”), its wholly owned subsidiary, plans to offer, subject to market conditions and other factors, $300 million in aggregate principal amount of senior secured second-lien notes due 2027 (the “Offering”).

The Issuer expects to use the net proceeds from the Offering, cash on hand and availability under its revolving credit facility to partially repay existing indebtedness under its senior secured term loan facility. Pro forma for this transaction, the Company expects that its first-lien secured leverage ratio will decline from 3.6x at December 31, 2018 to 2.6x on a pro forma basis. In addition, the Company’s floating interest rate exposure will decline materially.

In connection with the Offering, the Company is disclosing that its pacings for the second quarter of 2019 are up by more than 4% as of April 18, 2019 compared to the same period in the second quarter of 2018, and the following estimated preliminary financial results:

Preliminary Operating Results for the Quarter Ended March 31, 2019 (Unaudited)

For the quarter ended March 31, 2019, we estimate our total revenues to be between $308.0 million and $310.0 million, net income to be between $1.3 million and $5.3 million, and Adjusted EBITDA to be between $41.7 million and $43.7 million.

During the quarter ending March 31, 2019, we completed asset sales that generated $24.5 million in net cash proceeds. We used these proceeds, along with existing cash on hand, to repay $180.0 million in borrowings under our revolving credit facility. As of March 31, 2019, we had no balance on our revolving credit facility, excluding undrawn letters of credit, and we had cash of $68.3 million.

Our estimates of total revenues, net income and Adjusted EBITDA for the quarter ended March 31, 2019 described above have been prepared by, and are the responsibility of, our management, have been derived from preliminary results of operations data and are subject to the completion of our financial closing procedures for these periods. These preliminary results of operations data reflect management’s estimates based solely upon information available to it as of the date hereof and are not a comprehensive statement of our financial results for the quarter ended March 31, 2019. We have provided a range for the preliminary estimated operating results described above primarily because our financial closing procedures for the quarter ended March 31, 2019 are not yet complete. We expect to complete our financial closing procedures for the quarter ended March 31, 2019 later in April 2019. Accordingly, there is a possibility that actual results will vary materially from these preliminary operating results, and they should not be considered a substitute for the unaudited financial statements for the quarter ended March 31, 2019, once they become available. This preliminary financial data has been prepared by, and is the responsibility of, management of the Company. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Note Regarding Pacing Data

Pacing data reflects revenues booked at a specific date versus the comparable date in the prior period and may or may not reflect the actual revenue growth at the end of the period. Company pacing data includes an adjustment to prior periods to include all acquisitions and exclude all divestitures in both periods presented for comparative purposes.

The pacing data to be disclosed is derived from internal financial reports and is subject to the completion of the quarter and revision based on the completion of the quarter-end accounting and financial reporting process. Accordingly, actual results may differ materially from any preliminary information. The pacing data has been prepared by, and is the responsibility of, Company management. The Company’s independent auditors have not compiled, reviewed, audited or performed any procedures on such data.

Use of Non-GAAP Financial Information

The information in this Current Report on Form 8-K includes certain non-GAAP financial measures, including Adjusted EBITDA. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Investors should not consider Adjusted EBITDA as an alternative to related GAAP measures.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to refinancings; impairment loss, merger and acquisition costs, preferred stock dividends; non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets. The following table presents a reconciliation of net income (loss) available to common shareholders to Adjusted EBITDA.

	Quarter Ended March 31, 2019
	Low End Range	High End Range
	(in millions of dollars)
Net income available to common shareholders	$1.3	$5.3
Exclude:
Income Taxes	3.0	1.0
Net Interest Expense	25.2	25.2
Corporate Expenses – Non-Cash Compensation	2.2	2.2
Station Expenses – Non-Cash Compensation	1.4	1.4
Depreciation And Amortization	11.1	11.1
Restructuring Costs	1.0	1.0
Integration Costs	1.1	1.1
Net (Gain) Loss On Sale or Disposition of Assets	(4.6)	(4.6)
Adjusted EBITDA	41.7	43.7

Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this Current Report on Form 8-K that are forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “expect,” “could,” “may,” “might,” “will,” “would,” “should,” “seek,” “likely,” “intend,” “plan,” “pro forma,” “target,” “project,” “estimate,” “predict,” “potential,” or “anticipate” or the negative of these words and phrases or other similar words or phrases that concern our expectations, strategy, plans or intentions.

These forward-looking statements relate to future events or future financial performance and necessarily reflect management’s expectations and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, those factors described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These factors may not be exhaustive, and the Company cannot predict the extent to which any factor, or combination of factors, may cause actual results to differ materially from those predicted in any forward-looking statements.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Certain of the economic and market information contained herein has been obtained from published sources and/or prepared by other parties. Neither the Company nor its management assumes any responsibility for the accuracy, reliability or completeness of any information in this presentation, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectation or events, conditions or circumstances on which such statements are based.

The information furnished under Items 2.02 and 7.01 herein is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction. The Offering has not been and will not be registered under the Securities Act of 1933, as amended, and will be made pursuant to applicable exemptions from the registration requirements thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

Dated: April 22, 2019